UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2005
Date of Report (Date of earliest event reported)

HOMELAND SECURITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Legacy Drive, Suite 226, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(214) 618-6400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 14, 2005, Homeland Security Network, Inc. (the “Company”) entered into a Licensing and Distribution Agreement (“Licensing Agreement”) and Sales Purchase Agreement (“Sales Purchase Agreement”) with Advantra International NV (“Advantra”).

Under the terms of the Licensing Agreement, Advantra granted us an exclusive right to distribute, develop, use, market, sell and license Advantra’s Kepler devices, Homeland Security Network Inc.’s iTrax products, and other derivative GPS and Tracking Products in the United States and Canada. Also, under the terms of this agreement Homeland Security Network Inc.’s Proprietary Intellectual Property, in the form of the operating software upgrades made by Homeland Security Network Inc., will only be exclusively available through Homeland Security Network Inc.’s iTrax Brand. In exchange for the exclusivity, Advantra shall receive a mutually agreed upon, significant number of shares of the Company’s common stock and options in the Company as set forth in the Licensing Agreement. The Term of the Licensing Agreement shall have a term of two (2) years and upon the expiration of the initial term, shall automatically renew for successive one (1) year renewal terms. In addition, Advantra agrees to pay us a royalty (as shall be determined by the parties) for each iTrax or Derivative iTrax Product that utilizes our intellectual property, Firmware, Marks, or other as yet undefined, but such exclusive intellectual property of the Company’s.

Under the terms of the Sales Purchase Agreement, Advantra granted us the right to purchase ReFLEX Kepler devices, designed, assembled or otherwise fabricated or obtained by Advantra. We shall submit purchase orders to Advantra at mutually agreed upon prices as defined in the Sales Purchase Agreement. We have given a production forecast to Advantra over twelve (12) months, of which the first three (3) months are binding. Advantra will ship and supply the Kepler devices to us based on a purchasing schedule. Advantra will use commercially reasonable efforts to fulfill orders in a reasonable time period. The Sales Purchase Agreement shall have a term until Advantra discontinues the manufacture of the Product and is required to notify us in writing giving a minimum of one (1) year’s notice for the last manufacture and delivery of the product and we shall have the right to place final orders within the first six (6) months of Advantra’s notification.

The foregoing summary of the Licensing Agreement and Sales Purchase Agreement is qualified in its entirety by reference to the Licensing Agreement and Sales Purchase Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)
Exhibits - Certain information in the Exhibits have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit Number	Description

10.1	License and Distribution Agreement between Homeland Security Network, Inc. and Advantra International NV

10.2	Sales Agreement between Homeland Security Network, Inc. and Advantra International NV

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND SECURITY NETWORK, INC.

Date: April 20, 2005	By:	/s/ Terri Ashley
Terri Ashley
Vice President